UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On May 9, 2024, ITC Holdings Corp. (the “Company”) entered into an Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”), between the Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of April 18, 2013 (the “Base Indenture” and, as amended and supplemented by the Eighth Supplemental Indenture, the “Indenture”), between the Company and the Trustee, under which the Company issued $400.0 million aggregate principal amount of its 5.650% senior notes due 2034 (the “notes”).

The notes are the Company’s direct, senior unsecured obligations and will rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness and senior in right of payment to all of the Company’s future subordinated debt. The notes will be effectively subordinated to any of the Company’s future secured debt to the extent of the value of the assets securing such debt. In addition, the notes will be structurally subordinated to all existing and future indebtedness and other obligations of the Company’s subsidiaries. There is no sinking fund for the notes.

Prior to February 9, 2034 (three months prior to the maturity date of the notes) (the “Par Call Date”), the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points less (b) interest accrued to the redemption date, and (ii) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Any redemption of the notes and redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent and delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion).

The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other place. The notes were offered in the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The notes bear interest at a rate of 5.650% per annum and mature on May 9, 2034. Interest on the notes is payable semi-annually in arrears on May 9 and November 9 of each year, beginning on November 9, 2024 to the persons in whose names the notes are registered at the close of business on the preceding April 24 and October 25, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit, among other things, the ability of the Company and its subsidiaries to create liens on certain assets to secure debt, enter into sale and lease-back transactions and consolidate, merge, sell or lease their properties and assets substantially as an entirety. The Indenture also contains customary events of default, including upon the failure to make timely payments on the notes, the failure to satisfy certain covenants and specified events of bankruptcy, insolvency and reorganization.

The Company intends to use the net proceeds from this offering to partially redeem $400 million aggregate principal amount of its 3.65% Senior Notes due June 15, 2024 and for general corporate purposes.

The foregoing summary is qualified in its entirety by reference to the Base Indenture, the Eighth Supplemental Indenture and the form of the notes, a copy of each of which is filed or incorporated by reference hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures set forth in Item 1.01 pertaining to the notes are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 18, 2013, between the Company and the Trustee (incorporated by reference from Exhibit 4.33 to the Company’s Registration Statement on Form S-3 filed on April 18, 2013)
4.2	Eighth Supplemental Indenture, dated as of May 9, 2024 between the Company and the Trustee
4.3	Form of 5.650% Notes due 2034 (included in Exhibit 4.2 hereto)
104	Cover page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: May 9, 2024	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary